SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: July 10, 1998


                     THE OHIO & SOUTHWESTERN ENERGY COMPANY
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)




Colorado                      33-28188                     84-1116458
---------------               --------------               -------------------
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)

NEW ADDRESS:

650 W. Georgia Street, #450, Vancouver, B.C., Canada   V6B 4N8
--------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(604) 684-8662

10200 W. 44th Ave.,  #400, Wheat Ridge, CO 80033
------------------------------------------------
(Former name or former address, if changed since last report.)

Item 1.           Changes in Control of Registrant
--------------------------------------------------

                  On June 25, 1998, Registrant entered into a Purchase Agreement with CanArab Acquisitions Corp. under which CanArab purchased 8,650,000 common shares of The Ohio & Southwestern Energy Company for $160,000, from GeoTech Management Services, Inc.

                  Ralph Shearing has been appointed President, and it is anticipated that he and Abbas Salih will be appointed as Directors upon compliance with Section 14f of the Securities Exchange Act of 1934.

                  The following shareholders of CanArab Acquisition Corp. own or control more than 5% of the total issued capital of CanArab:


Cankaz Technology Systems Corp.     10,000,000 shares          approximately 44%
Arab-German Fisheries, Inc.         9,500,000 shares           approximately 41%
Gerab Investments Corp.             1,175,000 shares           approximately 5%

                  All three shareholders have a business address of Suite 250-1400 West Georgia Street, Vancouver, B.C. Canada V6E 4H1. Gerab Investments is owned 80% by Abbas Salih and 20% is held by 2 or 3 German citizens. Cankaz Technology is owned 100% by Gerab Investments. Arab German- Fisheries is owned 80% by Gerab and 20% by The Arab Group for International Investment and Acquisition. Abbas Salih would be considered as the control person of the aggregated entities and he therefore controls 94.8% of the Registrant.

Item 2.           Acquisition or Disposition of Assets
------------------------------------------------------

                  The descriptions contained herein of the Agreements and the Acquisitions are qualified in their entirety by reference to the Agreement, dated as of June 25, 1998, by and among Registrant, CanArab Technology Limited. and the shareholders, filed as Exhibits to this Form 8-K.

                  Registrant has entered into a Plan and Agreement to acquire CanArab Technology Limited. from the shareholders in consideration of the issuance of Fourteen Million Six Hundred Fifty Thousand (14,650,000) shares of common stock of Registrant. CanArab has developed marine aquaculture designs for shrimp farming.

                  Concurrent with the acquisition, CanArab Acquisitions Corp. will surrender 8,650,000 shares to Registrant for cancellation.

Item 3.           Bankruptcy or Receivership
--------------------------------------------

                  None.

Item 4.           Changes in Registrants Certifying Accountant
--------------------------------------------------------------

                  None.


Item 5.           Other Events
------------------------------

                  a. The address of the Company has been changed to 650 W. Georgia Street, #450, Vancouver, B.C., Canada V6B 4N8.

                  b.       New Business Plan

               The Company has acquired CanArab Technology Limited. and has adopted its business plan. CanArab Technology Limited was formed as a wholly owned subsidiary of CanArab Acquisitions Corp. to hold and exploit CanArab's marine aquaculture concepts and designs. CanArab's primary objective is to become a low-cost producer of marine aquaculture shrimp products.

               The seafood protein needs of the world are currently met through the combined production of the world's capture and culture fisheries. Food-grade production from the capture fisheries has fluctuated around 60 million tonnes annually since 1989, indicating the wild stocks of the world are being harvested near their maximum sustained yield. Global cultured production (currently about 12 million tonnes) must rise to approximately 50 million tonnes by 2025 to meet projected demand. This represents an increase in the order of 350% in less than 30 years. Cultured shrimp and tuna fish are the world's most important fish commodities and per capita consumption continues to rise in all industrialized nations.


                                 Shrimp Farming

               Marine shrimp farming, the world's largest commercial culture industry, is conducted in tropical and semi-tropical waters of the northern and southern hemispheres in culture systems ranging from extensive to super-intensive.

               Over a dozen shrimp species are cultured commercially, while only a few are produced in significant quantities. Of them, Penaeus monodon (more commonly known as black tigers) dominates production everywhere in the Southeast Asia except Japan and China, while Penaeus vannamei (western white) is the leader in Ecuador and other Latin American countries. Consumers in Japan and the U.S. purchase huge quantities of tigers while European and Middle East markets are attracted to both western whites and black tigers. Given the rising demand for seafood, the continued shortage of large warm-water shrimp in world markets, and the projected gradual increase in shrimp prices, the primary species of production will be black tigers and western white shrimp.

               Black tigers now have wide acceptance in all European  countries, both in its traditional forms and in new value-added packs. Growth of shrimp imports to EU countries since 1982 has been impressive, and has now reached the level where imports exceed domestic supply. In the UK, France and the low countries (i.e. Spain, Portugal), imports comprise over 90% of consumption and black tigers continue to increase in popularity. To secure favorable market penetration and in fact out-compete exporting countries (Thailand, Philippines, Taiwan and Indonesia), the focus must be on product quality, consistent supply and product quality, consistent supply and product variety. A state-of-the-art shrimp processing/distribution facility in Rostock, Germany will not only achieve that, it will be strategically located to penetrate and secure new markets in the former Soviet Union as well as S.E. Asia.

                     CanArab Concept for Shrimp Aquaculture

         Shrimp aquaculture as it is currently practiced throughout most of the world is not sustainable, and although current practices are far better than past practices, at least in some parts of the world, they have yet to be adopted by most producers who market shrimp in international markets. Furthermore, today's practices are somewhat inferior to what CanArab believes are the "best practices" for individual production activities and much less for entire production systems.

         CanArab has explored past and present aquaculture design and practices, and the following "best practices" have been incorporated into its development and operational strategies.

          *    Total   reliance  on  land-based   technologically   advanced,
               semi-intensive and intensive culture systems, only utilizing pristine water supplies.

          * As feed costs comprise 40-60% of a culture systems production cost, reducing feed costs must be higher priority. CanArab will therefore actively pursue the use of vegetable based protein fish feed in its culture systems, and from certified disease free sources. * Given that labor is the second largest cost component (15-35%) of culture operations, virtually all production systems will be based in developing countries where labor is cheap and unemployment is a serious social problem.

          * While most shrimp producing countries utilize wild stock juveniles (feedstock) in their operations, CanArab's culture systems will depend upon self-sustaining, domesticated hatchery strains adapted/engineered to culture conditions. Uninterrupted captive breeding programs will substantially reduce and mitigate the hazard of introducing disease which has proven to seriously compromise the economic viability of many production systems world wide. Production of healthy vigorous seed also depends on the introduction of strict quality control methods which will be a prerequisite for CanArab hatchery systems.

          * Shrimp production systems will be designed as modules of comprehensive irrigation/drainage systems to ensure proper water management including environmentally safe effluent discharge, to prevent cross-contamination between/among modules, a practice not often followed by shrimp producing countries.

          * The production of high quality processed product from a modern processing/distribution system - to supply European, S.E Asia and North American markets.

          * In accordance with consumer demand and preferences, all production species, including Black tigers, will be produced in high salinity water.

         The Company does not now have funding for its business plan to commence implementation. The Company is commencing a private offering of common stock to attempt to raise $2,500,000 in capital. There is no assurance that such private placement will be successful, or that any funding will be achieved.


Item 6.           Resignation of Directors and Appointment of New Directors
---------------------------------------------------------------------------

         It is anticipated that Ralph Shearing and Abbas Salih will be appointed as directors after compliance with Section 14f of the Securities Exchange Act of 1934.

         Ralph E. Shearing, B.Sc., P.Geol., age 41

                  Mr. Shearing has been President and director of CanArab Acquisition Corp. since 1997 and is President and a director of CanArab Technology Limited.

                  Mr. Shearing graduated from the University of British Columbia in 1981 with a B.Sc. in Geology and immediately began practicing his profession throughout Canada on mining projects. In 1985 he and a colleague founded Quest Canada Drilling Ltd., a diamond drilling company and in 1986 he founded Consolidated Samarkand Resources Inc., a junior mining exploration and development company listed on the Vancouver Stock Exchange. As its President and Chief Executive Officer for over 10 years, Mr. Shearing has experience in managing a public company. He is a director of Intertech Minerals Corp. and principal owner and director of CMB Investments, Ltd.

         Abbas Salih, age 50

                  Mr. Salih is Chairman and a director of CanArab
Technology Limited.

                  Mr. Salih is a graduate of the Khartoum Technical Institute in the Sudan. He received his formal training while serving as a member of the Sudan Royal Air Force from 1965-1970 which included attendance at the British Royal Air Force Academy, Newton No. 9 in Nottingham, England, where he studied aircraft electronics and instrumentation.

                  After his British training, Mr. Salih received further aviation training in Kyrgyzstan, Southern Russia, as a guest of the Russian Air Force where he studied and maintained MIG-21 jet aircraft. From 1970-1974 he conducted business in the Sudan and Germany and in 1975 became the Managing Director to Prince Sultan Bin Saud Bin Abdullah Al Saud of Riyadh, Saudi Arabia and remains in that position today.

                  In 1975 Mr. Salih joined Bautechnque GmbH, a large German construction and engineering firm as their financial manager where he arranged a $140 million financing for the construction of schools in Saudi Arabia. In 1989, he and several associates formed Regions International Investment Company Limited (RIICO) the largest trucking company in the Sudan with a fleet of 125 tanker/cargo transport vehicles. Mr. Salih joined the board of directors of Arab Group International for Investment and Acquisitions (AGIIA) during 1992. In 1997, he formed CanArab Acquisitions Corp. of which he is director and Chairman to investigate, evaluate and design the shrimp aquaculture concept.


Item 7.       Financial Statements, Pro Forma Financial Statements & Exhibits
-------------------------------------------------------------------------------

         a.       Financial Statements -                      None

         b.       Exhibits

                  7.1      Share Purchase Agreement
                  7.2      Plan and Agreement of Reorganization

                                   Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 1998                  The Ohio & Southwestern Energy Company


                                      By:/s/Ralph Shearing
                                      -----------------------
                                           President